Exhibit 10.2

NON-EXCLUSIVE SELLING AGREEMENT

This Non-Exclusive Selling Agreement (this “Agreement”) is made as of October 13, 2016, between Microphase Corporation (the “Company”), and Spartan Capital Securities, LLC (the “Selling Agent”). The Selling Agent and the Company agree:

1.        Engagement of Selling Agent. The Company hereby engages the Selling Agent, and the Selling Agent hereby accepts such engagement, to act as the Company’s non-exclusive selling agent with respect to sales by the Company in a financing transaction (the “Financing”) of up to Seven Hundred Thousand Dollars ($700,000) of debt of the Company (the “Debt”), pursuant to Note Purchase Agreements with accredited investors (each, the “Note Purchase Agreement”) during the term of this Agreement, as set forth in Section 5. It is agreed and understood that the Selling Agent will use reasonable best efforts in acting as the Company’s agent and not as a principal or underwriter. Selling Agent is free to engage, at its own expense, sub-agents as it may deem necessary or appropriate. Selling Agent is not and shall not act as a financial advisor for the Company.

2.        Offering Procedures. The Selling Agent and/or its registered brokers will use their best efforts to introduce and/or advise investors whom the Selling Agent reasonably believes to be “accredited investors,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”) to and/or about the Offering. The investors shall be individuals and/or entities whom the Selling Agent and/or its registered brokers has had a pre-existing substantive relationship (the “Offerees”). An Offeree shall not include a new investor identified by the Company and previously unknown to the Selling Agent and/or its registered brokers.

3.        Selling Agent’s Compensation. In consideration for the services rendered by the Selling Agent hereunder, the Company shall pay to the Selling Agent, or cause the Selling Agent to be paid, cash compensation equal to ten percent (10%) of the actual note purchase funds received from Offerees under the Offering. Such payment shall be made by the Company by wire from the first available funds held in the escrow account set up for the Offering, when and if escrow is broken in accordance with the terms of the Offering.

4.        Certain Matters Relating to Selling Agent’s Duties:

a.        The Selling Agent’s responsibilities shall be limited to introducing potential investors to the Company, and the Selling Agent shall not have authority to offer or sell the Debt to any potential investor. Selling Agent shall not use any general solicitation or general advertising within the meaning of the applicable securities laws in connection with this Offering. The Selling Agent shall have no responsibility to participate or assist in any negotiations between any potential investor and the Company.

b.        The Selling Agent agrees to introduce the Company to Offerees only in states where the Selling Agent is licensed and in which offers and sales of the Debt can be legally made by the Company. The Company shall be responsible for all state “blue sky” filings required in connection with the Offering, to the extent applicable.

c.        The Selling Agent shall perform its duties under this Agreement in accordance with all applicable securities laws and FINRA rules and only use the Note Purchase Agreement and other offering materials provided by the Company in introducing Offerees to the Company.

d.        The Selling Agent is and will hereafter act as an independent contractor and not as an employee of the Company and nothing in this Agreement shall be interpreted or construed to create any employment, partnership, joint venture, or other relationship between the Selling Agent and the Company. The Selling Agent will not hold itself out as having, and will not state to any person that the Selling Agent has, any relationship with the Company other than as an independent contractor. The Selling Agent shall have no right or power to bind or create any liability or obligation for or in the name of the Company or to sign any documents on behalf of the Company.

5.        Termination of Agreement. Either party may terminate this Agreement at any time by notifying the other party in writing. Unless sooner terminated, this Agreement will terminate upon completion or termination of the Offering. Notwithstanding the foregoing, all provisions of this Agreement other than sections 1, 2 and 4 shall survive the termination of this Agreement. The Selling Agent shall be entitled to compensation under section 3 with respect to Offerees who the Selling Agent introduces to the Company prior to any termination based on investments made by such Offerees prior to the termination of this Agreement or at any time until the closing of the Offering. Notwithstanding any termination or expiration of this Agreement, if within two (2) years from the effective date of the termination or expiration of this Agreement, the Company completes the sale of any debt and/or equity securities to any investor introduced to the Company by the Selling Agent during the term of this Agreement, the Selling Agent shall be entitled to cash compensation in the amount of ten (10%) percent of the gross proceeds of such investment.

6.        Indemnification. The Company shall indemnify the Selling Agent in accordance with the indemnification and other provisions set forth in Exhibit A attached hereto, which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

7.        Confidentiality of Offeree Information. The Company acknowledges that the identity of the Offerees, and all confidential information about Offerees received by the Company from an Offeree or the Selling Agent, will be treated in the same manner as the Company treats its confidential information.

8.        Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or such other address or fax number as shall hereafter be specified by such party by like notice):

a. If to the Company, to:

Microphase Corporation

100 Trap Falls Road Extension

Suite 400

Shelton, CT 06484

Telephone: (203) 866-8000

Attn: Necdet Ergul

b. If to the Selling Agent, to:

Spartan Capital Securities, LLC

45 Broadway

New York, New York 10006

Telephone: (212) 293-0123

Attn: John Lowry

9.        Company to Control Transactions. The prices, terms and conditions under which the Company shall offer or sell any Securities shall be determined by the Company in its sole discretion. The Company shall have the authority to control all discussions and negotiations regarding any proposed or actual offering or sale of Securities. Nothing in this Agreement shall obligate the Company to actually offer or sell any Securities or consummate any transaction. The Company may terminate any negotiations or discussions at any time and reserve the right not to proceed with any offering or sale of Securities. Compensation pursuant to this Agreement shall only be paid to the Selling Agent in the event of an actual Closing of Offering to an Offeree introduced by Selling Agent.

10.       Confidentiality of Company Information. The Selling Agent, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (a) all confidential business and financial information regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification or proposed or actual contracts and (b) all confidential technology of the Company. In furtherance of the foregoing, the Selling Agent agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude the Selling Agent from utilizing, subject to the terms and conditions of this Agreement, the Note Purchase Agreement and/or other documents prepared or approved by the Company for use in the Offering. All communications regarding any possible transactions, requests for due diligence or other information or management meetings, will be submitted or directed to the Company, and the Selling Agent shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without prior permission of the Company. Nothing in this Agreement shall constitute a grant of authority to the Selling Agent or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If the Offering is not consummated, or if at any time the Company so requests, the Selling Agent and its representatives will return to the Company all copies of information regarding the Company in their possession. The provisions of this Section shall survive any termination of this Agreement.

11.       The Note Purchase Agreement. The Company represents and warrants to the Selling Agent that all information in the Note Purchase Agreement and other offering materials will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. If during the period prior to the final closing of the Financing, the Company becomes aware of any event as a result of which the Note Purchase Agreement or any other offering materials would include an untrue statement, of a material fact or omit to state a material fact necessary in order to make the statements in light of the circumstances in which they were made not misleading, the Company shall forthwith notify the Selling Agent thereof, and furnish to the Selling Agent an amended or supplemented Note Purchase Agreement and other offering materials which correct such statements or omissions.

12.        Publicity. The Company shall control all press releases or announcements to the public, the media or the industry regarding any offering, placements, transaction or business relationship involving the Company or its affiliates. Except for communication to Offerees in furtherance of this Agreement and the provision of the Note Purchase Agreement, the Selling Agent will not disclose the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company, or the status or terms and conditions thereof.

13.        Expenses, Etc. The compensation described in Section 3 of this Agreement shall be the Selling Agent’s sole compensation for all of its services and efforts to the Company and its affiliates, in connection with ay offering or placement of Securities. The Company shall not be responsible for any expenses of Selling Agent except to the extent agreed in writing in advance. The Selling Agent shall be exclusively responsible for any and all its expenses.

14.        Compliance with Laws. The Selling Agent represents and warrants that it is a duly registered representative/ selling agent in good standing with the SEC, FINRA and any applicable state securities department and has and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement, which is shall conduct in compliance with applicable federal and state laws relating to a private placement under Regulation D of the 1933 Act. The Selling Agent represents that it is not a party to any other agreement which would conflict with or interfere with the terms and conditions of this Agreement.

15.        Assignment Prohibited. No assignment of this Agreement shall be made without the prior written consent of the other party.

16.        Amendments. Neither party may amend this Agreement or rescind any of its existing provisions without the prior written consent of the other party.

17.        Governing Law. This Agreement shall be deemed to have been made in the State of New York and shall be construed and the rights and liabilities determined, in accordance with the law of the State of New York, without regard to the conflicts of laws rules of such jurisdiction. The parties hereby irrevocably consent to the jurisdiction of the court located in the State of New York.

18.        Waiver. Neither Selling Agent’s nor the Company’s failure to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on their part shall constitute or be considered a waiver by Selling Agent or the Company of any of their respective rights or privileges under this Agreement.

19.        Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

20.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the same counterpart. Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agreement.

21.        Entire Agreement. This Agreement and all other agreements and documents referred herein constitute the entire agreement between Company and the Selling Agent. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein. This is an integrated Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and delivered it to the other as of the date first written above in the Preamble hereof.

COMPANY:

Microphase Corporation

By:  /s/ Necdet Ergul

Name: Necdet Ergul

Title: Chief Executive Officer

SELLING AGENT:

Spartan Capital Securities, LLC

By:  /s/ John Lowry

Name: John Lowry

Title: Chief Executive Officer

EXHIBIT A

INDEMNIFICATION PROVISIONS

Microphase Corporation. (the “Company”) agrees to indemnify and hold harmless Spartan Capital Securities, LLC (the “Selling Agent”) and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, and reasonable costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, the Selling Agent’s acting for the Company, including, without limitation, any act or omission by the Selling Agent in connection with its acceptance of or the performance or non-performance of its obligations under the Non-Exclusive Selling Agent Agreement between the Company and the Selling Agent to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by the Selling Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of an Indemnified Party. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of the Selling Agent by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These indemnification provisions shall extend to the following persons (collectively, the “Indemnified Parties”): the Selling Agent, its present and former affiliated entities, partners, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder unless the Company is prejudiced by such failure. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of the Selling Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties against whom it has made a claim of an unconditional release from all liability in respect of such claim, and (ii) does not contain any untrue factual or legal admission by or with respect to an Indemnified Party or an untrue adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to indemnification or contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by the Selling Agent in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by the Selling Agent pursuant to the Agreement.

Neither termination nor completion of the engagement of the Selling Agent referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.